                                                                     EXHIBIT 2.2

              INDEMNIFICATION, ESCROW AND PARTICIPATION AGREEMENT
              ---------------------------------------------------

     INDEMNIFICATION, ESCROW AND PARTICIPATION AGREEMENT dated as of September 21, 2000 (this "Agreement"), by and among Esperion Therapeutics, Inc., a
                ---------
Delaware corporation ("Esperion"), the stockholders of Talaria party hereto (the
                       --------
"Talaria Stockholders"), Rock Hill Ventures, Inc., as the representative of the
 --------------------
Talaria Stockholders (the "Talaria Stockholder Representative"), and Sills
                           ----------------------------------
Cummis Radin Tischman Epstein & Gross, as escrow agent  (the "Escrow Agent").
                                                              ------------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Esperion, Esperion Mergerco, Inc., a Delaware corporation ("Mergerco"), and Talaria Therapeutics, Inc., a Delaware corporation
----------
("Talaria"), have entered into an Agreement and Plan of Merger and
  -------
Reorganization dated as of the date hereof (the "Merger Agreement"), pursuant to
                                                 ----------------
which Mergerco will be merged with and into Talaria, which, as the surviving corporation (sometimes hereinafter called the "Surviving Corporation"), will
                                               ---------------------
become a wholly-owned subsidiary of Esperion; and

     WHEREAS, one of the conditions precedent to the parties' respective obligations under the Merger Agreement is that Esperion, Mergerco, the Talaria Stockholders, the Talaria Stockholder Representative and the Escrow Agent shall have executed and delivered this Agreement; and

     WHEREAS, the purpose of this Agreement is to provide for certain indemnification obligations of Esperion and the Talaria Stockholders and for the escrow of certain of the consideration to be received by the Talaria Stockholders pursuant to the Merger Agreement as security for the indemnification obligations of the Talaria Stockholders.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Capitalized Terms.  Capitalized terms not otherwise
          -------------------------
defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     2.   Indemnification.
          ---------------

          (a) The Talaria Stockholders hereby agree to jointly and severally indemnify, defend, protect and hold harmless each of Esperion and the Surviving Corporation and their respective affiliates and all officers, directors, stockholders, members, employees, agents, representatives, heirs, successors and assigns of Esperion and the Surviving Corporation and their respective affiliates (each an "Esperion Indemnified Party" and collectively, the "Esperion
                     --------------------------                         --------
Indemnified Parties") at all times from and against any and all claims, damages,
-------------------
actions, suits, proceedings, demands, assessments, adjustments, Taxes, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively "Damages") incurred by any
                                                   -------
Esperion Indemnified Party as a result of, relating to or arising out of (a) any breach of any representation or warranty of Talaria or any Talaria Stockholder set forth in the Merger Agreement or any other Transaction Document or in any certificate or other document delivered in connection with any of the foregoing;
(b) any breach or nonfulfillment by Talaria or by any Talaria Stockholder, or any noncompliance by Talaria or by an Talaria Stockholder with, any covenant, agreement or obligation contained in the Merger Agreement or any other Transaction Document or in any certificate or other document delivered in connection with any of the foregoing; or (c) any claim by a stockholder or former stockholder of Talaria or any other person or entity seeking to assert, or based upon: (i) ownership or rights of ownership to any shares of capital stock of Talaria; (ii) any rights of the stockholder (other than the right to receive the Merger consideration pursuant to the Merger Agreement or appraisal rights under the applicable provisions of the Delaware Corporation Law or any other rights arising under the Merger Agreement or any Transaction Document), including any option, preemptive rights, or rights to notice or to vote; (iii) any rights under the Charter or bylaws of Talaria; or (iv) any claim that his, her or its shares were wrongfully repurchased by Talaria, regardless of whether an action, suit or preceding can or has been made against Talaria; provided,
                                                                   --------
that Damages hereunder shall be determined taking into account only the actual damages, deficiency, cost or expense incurred or suffered by reason of the event or condition giving rise to the obligation to indemnify and shall be net of any insurance proceeds payable in respect of the claim, damage, action, suit, proceeding, demand, assessment, adjustment, costs and expenses from and against which such Esperion Indemnified Party seeks indemnification pursuant hereto.

          (b) Esperion hereby agrees to indemnify, defend, protect and hold harmless each of the Talaria Stockholders and their respective affiliates and all officers, directors, stockholders, members, employees, agents, representatives, heirs, successors and assigns of the Talaria Stockholders and their respective affiliates (each a "Talaria Indemnified Party" and
                                     -------------------------
collectively, the "Talaria Indemnified Parties") at all times from and against
                   ---------------------------
all Damages incurred by any Talaria Indemnified Party as a result of or arising out of (a) any breach of any representation or warranty of Esperion or Mergerco set forth in the Merger Agreement or any other Transaction Document or in any certificate or other document delivered in connection with any of the foregoing; or (b) any breach or nonfulfillment by Esperion or Mergerco, or any noncompliance by Esperion or Mergerco with, any covenant, agreement or obligation contained in the Merger Agreement or any other Transaction Document or in any certificate or other document delivered in connection with any of the foregoing; provided, that Damages hereunder shall be determined taking into
           --------
account only the actual damages, deficiency, cost or expense incurred or suffered by reason of the event or condition giving rise to the obligation to indemnify and shall be net of any insurance proceeds payable in respect of the claim, damage, action, suit, proceeding, demand, assessment, adjustment, costs and expenses from and against which such Talaria Indemnified Party seeks indemnification pursuant hereto.

          (c) No person obligated to provide indemnification pursuant to this Agreement (an "Indemnifying Party") shall be obligated hereunder with respect to
               ------------------
any Damages unless a person entitled to indemnification with respect thereto (an "Indemnified Party") delivers to the Indemnifying Party and the Escrow Agent on
 -----------------
or before the expiration of the applicable survival period or, in the event that there is no specific survival period, the expiration of the applicable statute of limitations, a written certificate (a "Claim Certificate") to the effect that
                                          -----------------
one or more of the Indemnified Parties has suffered Damages.

          (d) No Esperion Indemnified Party shall be entitled to indemnification hereunder until the aggregate amount of Damages incurred by all Esperion Indemnified Parties exceeds $50,000, in which event such liability shall apply to all Damages only to the extent they exceed $50,000. No Talaria Indemnified Party shall be entitled to indemnification hereunder until the aggregate amount of Damages incurred by all Talaria Indemnified Parties exceeds $50,000, in which event such liability shall apply to all Damages only to the extent they exceed $50,000.

          (e) Except in the case of fraud or intentional misconduct, the right of Esperion to proceed against the escrow provided herein shall be the sole and exclusive remedy of Esperion against the

Talaria Stockholders for breaches of any representation, warranty or covenant or otherwise with respect to the transactions contemplated by the Merger Agreement or this Agreement.

     3.   Appointment of Talaria Stockholder Representative; Authority.
          ------------------------------------------------------------

          (a) By their execution and delivery of this Agreement, each of the Talaria Stockholders hereby authorizes the Talaria Stockholder Representative to act as the representative of such stockholder and his or its successors under this Agreement with the powers and authority herein provided, until a successor representative is named as hereinafter provided. The Talaria Stockholder Representative is authorized, on behalf of all of the Talaria Stockholders and their successors, to review claims of the Esperion Indemnified Parties pursuant to Section 2(a) hereof and dispute or question the accuracy thereof, to interpret all the terms and provisions of this Agreement, to compromise and settle any claims asserted hereunder, to authorize payments to be made with respect thereto, and to take all such other actions which this Agreement provides may be taken by the Talaria Stockholder Representative. All actions taken by the Talaria Stockholder Representative hereunder shall be binding upon the Talaria Stockholders and their successors as if expressly confirmed and ratified in writing by each of them. The Talaria Stockholder Representative is hereby authorized to retain counsel to assist it in matters relating to this Agreement and its obligations hereunder, including the dispute of any claims of the Indemnified Parties. Esperion and the Surviving Corporation and all other Esperion Indemnified Parties shall have the right to rely on any action or inaction of the Talaria Stockholder Representative without any independent inquiry or investigation.

          (b) The appointment of the Talaria Stockholder Representative hereunder is irrevocable and any action taken by the Talaria Stockholder Representative pursuant to the authority granted in this Agreement shall be effective and absolutely binding on each Talaria Stockholder notwithstanding any contrary action of or direction from a Talaria Stockholder. The death or incapacity of any Talaria Stockholder shall not terminate the prior authority and agency of the Representative.

          (c) Each Talaria Stockholder hereby authorizes the Talaria Stockholder Representative, on behalf and in the name of such Talaria Stockholder, to take all actions necessary and/or appropriate to effectuate the transactions contemplated by this Agreement and the Merger Agreement including, without limitation, the following:

              (i) To receive all consideration payable by Esperion to the Talaria Stockholders under the Merger Agreement and to remit such consideration to the Talaria Stockholders in accordance with their respective interests; provided, however, that the Talaria Stockholder Representative shall have the
--------  -------
right, in its discretion to deduct from such consideration, in accordance with the respective interests of the Talaria Stockholders, all amounts as shall be necessary to pay any expenses incurred the Talaria Stockholder Representative in accordance with this Agreement.

              (ii) To receive all notices or documents given or to be given to such Talaria Stockholder by Esperion pursuant to this Agreement or in connection herewith and to receive and accept service of legal process in connection with any suit or other proceeding arising under this Agreement. The Talaria Stockholder Representative promptly shall forward a copy of such notice or process to each Talaria Stockholder.

              (iii) To take all action necessary to comply with all applicable laws in connection with the transactions contemplated by this Agreement including, without limitation, the making of such filings and/or disclosures as shall be necessary and/or appropriate.

              (iv) To take any action in respect of any claim against Esperion or any of the Talaria Stockholders under this Agreement including the payment or settlement of any claim as the Talaria Stockholder Representative shall deem appropriate.

              (v) To take such action on behalf of such Talaria Stockholder as the Talaria Stockholder Representative may deem appropriate in respect of:

                     (1) Waiving any inaccuracies in the representations and warranties of Esperion contained in this Agreement or in any documents delivered by Esperion pursuant hereto;

                     (2) Waiving the fulfillment of any of the conditions precedent to the Talaria Stockholders' obligations hereunder;

                     (3) Taking such other action as the Talaria Stockholder Representative is authorized to take under this Agreement; and

                     (4) All such other matters as the Talaria Stockholder Representative may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby.

          4.  Third Party Claims; Notice and Opportunity to Settle.
              ----------------------------------------------------

              (a) Promptly after the receipt by an Indemnified Party of any claim or demand (including but not limited to, notice of any action, suit or proceeding) by any third party against an Indemnified Party which gives rise to a right to indemnification for Damages hereunder, the Indemnified Party shall promptly give the Indemnifying Parties written notice of such claim or demand and, in each case, the basis therefor and such other information as the Indemnifying Parties may reasonably request, all as part of the Claim Certificate referred to in Section 2(c) hereof. The Talaria Stockholder Representative shall act on behalf of all of the Talaria Stockholders and the other Talaria Indemnified Parties with respect to all matters contained in this
Section 4.

              (b) The Indemnifying Parties shall have the right (without prejudice to the right of the Indemnified Parties to participate at their own expense through counsel of their own choosing), to defend against such claim or demand at their own expense and through counsel of their own choosing and to control such defense if they give written notice to the Indemnified Parties of their intention to do so within thirty (30) days of the receipt of the notice referred to in Section 4(a) above. If the Indemnifying Parties shall decline to assume the defense of such claim or demand, the Indemnified Parties shall have the right to assume, at the Indemnifying Parties' expense, the control of such defense.

              (c) The Indemnifying Parties shall have the right to elect to settle any claim or demand concerning which they have exercised their right to defend and control the defense, subject to the consent of the Talaria Stockholder Representative in the case of the Talaria Indemnified Parties and Esperion in the case of the Esperion Indemnified Parties, which consent shall not be unreasonably withheld or delayed.

          5.  Escrow Fund.  Subject to the terms hereof, at the Effective Time
              -----------
Esperion shall deliver to the Escrow Agent, for the account of the Talaria Stockholders, in accordance with their respective interests as shown in Part I of Schedule 1 hereto, [****] shares of the Esperion Common to be distributed by Esperion to the Talaria Stockholders pursuant to Section 2.3(b)(i) of the Merger Agreement (collectively, the "Initial Escrow").
                                                      --------------
Additionally, if and when Esperion is obligated to make payment to the Talaria Stockholders of any Prepaid Royalty Payment or Royalty pursuant to Section 5.4(a) or 5.4(b) of the Merger Agreement, respectively, Esperion shall deliver to the Escrow Agent, for the account of the Talaria Stockholders, in accordance with their respective interests as shown in Part II of Schedule 1 hereto, [****] (***) of the amount of such Prepaid Royalty Payment or Royalty, as the case may be (collectively, the "Additional Deposits" and, together with the
                                -------------------
Initial Escrow, the "Escrow Fund"). Subject to the requirements of Section
                     -----------
5.4(b)(viii) of the Merger Agreement, the delivery by Esperion to the Escrow Agent of the Additional Deposits, if any, shall be made by Esperion to the Escrow Agent in cash, shares of Esperion Common or a combination thereof, in Esperion's sole discretion. For this purpose, each share of Esperion Common shall be valued at its Fair Market Value at the time the applicable Prepaid Royalty Payment is achieved or the Royalty becomes due and payable, as the case may be. All of the Escrow Fund shall be held by the Escrow Agent to secure the Talaria Stockholders' obligations hereunder and shall not, except as expressly provided herein, be disposed of by the Escrow Agent. To the extent the Escrow Fund consists of shares of Esperion Common (the "Escrow Shares"), such Escrow
                                                 -------------
Shares shall be registered in the names of the individual Talaria Stockholders, in accordance with their respective interests as shown on Schedule 1 hereto. The Talaria Stockholders shall have the right to vote the Escrow Fund in accordance with their respective interests. The respective interests of the Talaria Stockholders in the Escrow Fund shall not be transferable or assignable. Simultaneously with the execution and delivery of this Agreement, each of the Talaria Stockholders shall deliver to the Escrow Agent stock powers endorsed in blank for use by the Escrow Agent in furtherance of the transactions contemplated by this Agreement.

     6.   Claims for Indemnification.    With respect to any claim by an
          --------------------------
Esperion Indemnified Party pursuant to Section 2(a) above:

          (a) Subject to Section 6(b) below, upon receipt of any Claim Certificate, the Escrow Agent shall on that date which is thirty (30) business days after delivery to the Talaria Stockholder Representative and the Escrow Agent of such Claim Certificate, pay to Esperion to the extent that the Escrow Fund is sufficient for such purpose, the amount set forth in such Claim Certificate.

          (b) Unless, within thirty (30) business days after delivery to the Talaria Stockholder Representative of any Claim Certificate, the Talaria Stockholder Representative gives written notice to Esperion, the Surviving Corporation and the Escrow Agent that it disputes the claim for indemnity asserted in such Claim Certificate (a "Claim Denial"), such Claim Certificate
                                       ------------
shall constitute full authority to the Escrow Agent to take the action provided for in the preceding paragraph and shall be conclusive on all parties hereto, including the Talaria Stockholders, with respect to such claim for indemnity hereunder by any of the Esperion Indemnification Parties.

          (c) If the Talaria Stockholder Representative delivers a Claim Denial to Esperion, the Surviving Corporation and the Escrow Agent, the Escrow Agent shall not make any payment to Esperion or the Surviving Corporation pursuant to this Section 6 until (i) it receives the written consent of the Talaria Stockholder Representative, or (ii) there is a final determination of a court or competent jurisdiction with respect to the dispute at issue (a "Final
                                                                         -----
Determination") in favor of the Esperion Indemnified Parties adjudging that the
-------------
Talaria Stockholders are liable for an amount claimed thereunder; in which case the Escrow Agent shall pay the amount of the Escrow Fund authorized pursuant thereto.

     7.   Distribution of Escrow Fund.
          ----------------------------

          (a) On the first business day immediately following the second anniversary of the Effective Time (the "Release Date"), the Escrow Agent shall
                                        ------------
distribute to the Talaria Stockholder Representative, on behalf of the Talaria Stockholders, the balance of the remaining Escrow Fund then held by the Escrow Agent pursuant to this Agreement, less the aggregate amount of such Escrow Fund
                                  ----
(if any) as is then subject to a pending Claim Certificate (whether or not a Claim Denial has been given with respect thereto). To the extent any portion of the Escrow Fund shall remain in escrow pursuant to the preceding sentence, the form of such remaining Escrow Fund (cash, shares of Esperion Common or a combination thereof) shall be in Esperion's sole discretion. For this purpose, each share of Esperion Common shall be valued at [****] (**) of its Fair Market Value as of the Release Date. Any part of the Escrow Fund that is not distributed to the Talaria Stockholder Representative on the Release Date because it is subject to a pending Claim Certificate shall be distributed (y) in accordance with the written agreement of Esperion and the Talaria Stockholder Representative, or (z) pursuant to a Final Determination.

          (b) Subject to Section 5.4(b)(viii) of the Merger Agreement, all payments to Esperion or any other Esperion Indemnified Parties from the Escrow Fund in respect of Damages, if any, shall be made in the form of cash, shares of Esperion Common or a combination thereof, in Esperion's sole discretion. For this purpose, each share of Esperion Common shall be valued at its Fair Market Value at the time the Escrow Agent is required to release such shares of Esperion Common to Esperion or the other Esperion Indemnified Parties.

          (c) In connection with any distribution of shares of Esperion Common held in the Escrow Fund, the Escrow Agent shall execute and deliver any instruments of assignment necessary to provide the recipient of such securities with legal and valid title thereto and record ownership thereof. With respect to such transfers of record ownership by the Escrow Agent, Esperion will take all actions in connection with the issuance and re-issuance of certificates for such shares of Esperion Common and the registration and re-registration of such shares of Esperion Common on Esperion's books as may be necessary or appropriate to reflect the record ownership of such securities contemplated by this Agreement.

          (d) All interest or dividends on any of the Escrow Fund and any shares of capital stock distributed on account of any of the Escrow Shares shall become part of the Escrow Fund and shall be subject to the provisions of this Agreement.

     8.   Authority and Liability of the Escrow Agent.
          -------------------------------------------

          (a)  The parties hereto acknowledge and agree that the Escrow Agent
(i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement as being the responsibility of the Escrow Agent;
(ii) shall not be obligated to take any legal or other action hereunder which might be in its judgment involve any expense or liability unless it shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request waiver, consent or other document (collectively "Documents") (A) signed by any person required or entitled to
               ---------
execute and to deliver to the Escrow Agent any such Documents, not only as to such Documents' due execution and the validity and effectiveness of the provisions thereof but also as to the accuracy of the information contained therein and (B) believed by it to be genuine and to have been signed or presented by the proper person; and (iv) may retain and consult counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Esperion shall repay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel.

          (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct.

          (c) Neither the Escrow Agent nor any of its members, directors, officers, shareholders, managers, employees, agents or representatives shall be liable to anyone for any action taken or omitted to be taken by it or any of the foregoing except in the case of willful misconduct. Esperion and the Talaria Stockholders, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless the Escrow Agent, its affiliates and all officers, directors, stockholders, members, employees, agents, representatives, heirs, successors and assigns of the Escrow Agent and its affiliates from and against any and all Damages arising out of or in connection with this Agreement or with the administration of the Escrow Agent's duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability relating to this Agreement, unless such loss, liability or expense shall be caused by the liable for indirect, special or consequential damages. The indemnification provided in this Section 8(c) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

          (d) Each of the parties hereto agrees that, in the event a dispute or conflict hereafter arises among the parties, such party shall not, on the basis of an alleged conflict of interest with respect to such representation, object to the representation of Esperion and/or the Surviving Corporation, by Sills Cummis Radin Tischman Epstein & Gross, P.A. with respect to such matter. The provisions of this Section 8(d) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

          (e) The Escrow Agent shall act only in accordance with the express provisions of this Agreement or pursuant to an order of a court of competent jurisdiction or the joint written instructions of Esperion and the Talaria Stockholder Representative.

     9.   Liability of the Talaria Stockholder Representative.  The Talaria
          ---------------------------------------------------
Stockholder Representative shall have no duties or responsibilities except those expressly set forth in this Agreement. The Talaria Stockholder Representative may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement or any action omitted to be taken by it in connection herewith, except for its own willful misconduct or gross negligence. The Talaria Stockholder Representative may retain counsel and act with respect to this Agreement and its obligations hereunder on the advice of such counsel. The Talaria Stockholder Representative shall be, and hereby is, jointly and severally indemnified and held harmless by the Talaria Stockholders from all losses, liabilities, damages, penalties, judgments, suits, costs and expenses (including legal fees) which it may incur in connection with this Agreement.

     10.  Fees and Expenses. All expenses incurred by the Talaria Stockholder
          ------------------
Representative in connection with this Agreement and its obligations hereunder, including legal fees and expenses of counsel retained by the Talaria Stockholder Representative pursuant to the terms hereof, shall be paid by the Talaria Stockholders in accordance with their respective interests from the Escrow Fund.

     11.   Participation.    Each Talaria Stockholder hereby represents and
           -------------
warrants to and agrees with Esperion and Mergerco as follows:


              (i) Such Talaria Stockholder is the owner of outstanding shares of Talaria capital stock set forth on Schedule 2 hereto opposite such Talaria
                                      ----------
Stockholder's name, free and clear of all Liens, and collectively the Talaria Stockholders are the holders of all of the outstanding capital stock of Talaria;

              (ii) Such Talaria Stockholder has had an opportunity to review the Merger Agreement, including all exhibits thereto, in substantially the form agreed to by the parties;

              (iii) Such Talaria Stockholder understands and agrees that all Esperion Common issuable pursuant to the Merger Agreement (the "Merger Shares")
                                                                -------------
may not be sold in open stock market transactions (which exclude privately negotiated transactions) until February 10, 2001 (the "Holding Period") and that
                                                       --------------
certificates representing the Merger Shares shall be legended accordingly;

              (iv) Such Talaria Stockholder understands and agrees that the Merger Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state of
                              --------
the United States, except as contemplated by the Merger Agreement;

              (v) Such Talaria Stockholder understands and agrees that the issuance of the Merger Shares will be made in transactions not involving any public offering within the meaning of the 1933 Act, and that, accordingly, such shares are "restricted securities" within the meaning of Rule 144 under the 1933 Act ("Rule 144"), and therefore the Merger Shares may not be offered or sold by
      --------
the undersigned, directly or indirectly, in the United States without registration under United States federal and state securities laws or an exemption therefrom;

              (vi) Unless the Merger Shares are registered under the 1933 Act, such Talaria Stockholder has not acquired the Merger Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

              (vii) Unless the Merger Shares are registered under the 1933 Act, such Talaria Stockholder will not offer, sell, pledge or otherwise transfer any of the Merger shares except (i) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act; (ii) in another transaction otherwise exempt from registration under the 1933 Act in compliance with Rule 144 or Rule 145 under the 1933 Act, if applicable, and in compliance with any applicable state securities laws of the United States; or (iii) pursuant to another applicable exemption from such registration and applicable state securities laws as evidenced by an opinion of counsel of recognized standing in form reasonably satisfactory to Esperion; it being understood and acknowledged by the Talaria Stockholder that Esperion is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange

Commission or with any state securities administrator any registration statement in respect of resales of any of the Merger Shares in the United States, except as contemplated by the Merger Agreement;

          (viii) All certificates representing the Merger Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the legends set forth in Section 2.3(f) of the Merger Agreement; and

          (ix) Esperion has the right to instruct its transfer agent not to record a transfer by any person in the United States without first being notified by Esperion that it is reasonably satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws.

          (b)  Covenants of Talaria Stockholders.  Each Talaria Stockholder
               ---------------------------------
hereby covenants and agrees with Esperion and Mergerco to vote all shares of Talaria capital stock now owned or controlled, or hereafter acquired or controlled by such Talaria Stockholder, IN FAVOR OF the consummation of the Merger and the transactions contemplated by the Merger Agreement (subject to the conditions contained therein), whether such vote is taken at a meeting of stockholders pursuant to due notice or by circulation of a written consent of stockholders in lieu of such meeting.

          (c)  Restrictions Prior to the Merger.  Each Talaria Stockholder
               --------------------------------
hereby covenants and agrees with Esperion and Mergerco that prior to the Effective Time such Talaria Stockholder shall not, directly or indirectly (including through his, her or its agents), enter into any agreement, solicit or entertain offers from, discuss or negotiate with or in any manner consider any proposal of any other person relating to the acquisition, by any means, of Talaria, the business of Talaria or any or all of the shares of Talaria owned or controlled by such Talaria Stockholder; provided that the foregoing covenant and
                                        --------
agreement shall terminate upon the termination of the Merger Agreement. If a Talaria Stockholder shall receive any unsolicited communication, offer or proposal relating to the acquisition of Talaria, the business of Talaria or any or all of the shares of capital stock of Talaria owned or controlled by such Talaria Stockholder, such communication, offer or proposal shall be unqualifiedly refused and such Talaria Stockholder shall advise Esperion and Mergerco of such receipt and refusal in reasonable detail (including a copy of any written communication, offer or proposal).

          (d)  Transfer Restrictions Following the Merger.  Each Talaria
               ------------------------------------------
Stockholder hereby covenants and agrees with Esperion that, until the expiration of the Holding Period, such Talaria Stockholder shall not trade in open stock market transactions (which exclude privately negotiated transactions) any of such Talaria Stockholder's Merger Shares.

     12.  Notices. All notices and other communications under this Agreement
          -------
shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, as follows:

          If to Esperion:

          Esperion Therapeutics, Inc.
          3621 S. State Street
          695 KMS Place
          Ann Arbor, MI 48108
          Telecopier:  (734) 332-0516
          Attention:  Christine Ballman, Esq.

          with a copy to:

          Sills Cummis Radin Tischman Epstein & Gross, P.A.
          One Riverfront Plaza
          Newark, NJ 07102
          Telecopier:  (973) 643-6500
          Attention:  Ira A. Rosenberg, Esq.

          If to the Talaria Stockholders or the Talaria Stockholder
Representative:

          Rock Hill Ventures, Inc.
          One Tower Bridge, Suite 1350
          100 Front Street
          West Conshohocken, PA  19428
          Telecopier:  (610) 940-0301
          Attention:  Charles G. Hadley

          with a copy to:

          Duane, Morris & Heckscher LLP
          One Liberty Place
          Philadelphia, PA 19103-7396
          Telecopier:  (215) 979-1020
          Attention:  Kathleen M. Shay, Esq.

          If to the Escrow Agent:

          Sills Cummis Radin Tischman Epstein & Gross, P.A.
          One Riverfront Plaza
          Newark, NJ 07102
          Telecopier:  (973) 643-6500
          Attention:  Ira A. Rosenberg, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (or rejection of delivery) if delivered by hand or overnight courier service or sent by telex, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 12 or in accordance with the latest unrevised direction from such party given in accordance with this Section 12.

     13.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     14.  Binding Effect.   This Agreement and all action taken hereunder in
          --------------
accordance with its terms shall be binding upon and insure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

    15.   Successor Talaria Stockholder Representative.  The Talaria Stockholder
          --------------------------------------------
Representative, or any successor to it hereafter appointed, may resign and shall be discharged of its duties hereunder upon the appointment of a successor Talaria Stockholder Representative as herein provided. In case of such resignation, or inability to act of the Talaria Stockholder Representative, a successor shall be named by unanimous consent of the remaining Talaria Stockholders, or, if no replacement is so appointed within forty five (45) days of such resignation, or inability to act, by written agreement of Talaria Stockholders whose respective interests in the Escrow Fund exceed a majority of the total thereof. Each such successor Talaria Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Talaria Stockholder Representative, and the term "Talaria Stockholder Representative" as used herein shall be deemed to include a successor Talaria Stockholder Representative.

    16.   Resignation/Removal of Escrow Agent.  The Escrow Agent may at any time
          -----------------------------------
resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Esperion, Talaria, the Surviving Corporation and the Talaria Stockholder Representative. Prior to the effective date of the resignation as specified in such notice, Esperion will issue to the Escrow Agent a written instruction authorizing redelivery of the amounts held by it hereunder to a bank or trust company that it selects as the successor escrow agent, subject to the consent of the Talaria Stockholder Representative, which consent shall not be unreasonably withheld or delayed. Such bank or trust company selected as successor escrow agent shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Esperion shall fail to name a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Talaria Stockholder Representative shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Esperion or the Talaria Stockholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent at the expense of Esperion and the Talaria Stockholders. Any successor escrow agent shall execute and deliver to the parties hereto a counterpart of this Agreement.

    17.   Confirmation of Escrow Agent's Appointment.  Esperion, the Surviving
          ------------------------------------------
Corporation, the Talaria Stockholder Representative and the Talaria Stockholders hereby confirm the appointment of the Escrow Agent under this Agreement, and the Escrow Agent hereby accepts such appointment.

    18.   Entire Agreement.  This Agreement contains the entire agreement among
          ----------------
the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

    19.   Severability.  The invalidity or unenforceability of a particular
          ------------
provision of this Agreement shall not effect any other provisions, and this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

    19.   Amendments.  This Agreement may only be amended or modified by a
          ----------
written instrument executed by Esperion, Talaria Stockholders then holding a majority-in-interest of the Escrow Fund, and the Escrow Agent.

    20.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Indemnification, Escrow and Participation Agreement to be signed as of the date first above written.

                         ESPERION THERAPEUTICS, INC.



                         By: /s/ Roger S. Newton
                             -----------------------------------
                             Name: Roger S. Newton
                             Title:  President and Chief Executive Officer


                         ESPERION MERGERCO, INC.


                         By: /s/ Roger S. Newton
                             -----------------------------------
                             Name: Roger S. Newton
                             Title: President


                         TALARIA STOCKHOLDERS:

                             /s/ Hal S. Broderson
                             -----------------------------------
                             Dr. Hal S. Broderson

                             /s/ Dennis I. Goldberg
                             -----------------------------------
                             Dr. Dennis I. Goldberg

                             /s/ Charles G. Hadley
                             -----------------------------------
                             Charles G. Hadley

                              C.G. Grefenstette and
                              Thomas G. Bigley, Trustees Under
                              Agreement of Trust Dated 8/26/68
                              For Audrey Hilliard Hillman Fisher


                              By: /s/ C.G. Grefenstette
                                 -------------------------------
                                    C.G. Grefenstette, Trustee


                              By: /s/ Thomas G. Bigley
                                 -------------------------------
                                    Thomas G. Bigley, Trustee


                              C.G. Grefenstette and
                              Thomas G. Bigley, Trustees Under
                              Agreement of Trust Dated 8/26/68
                              For William Talbott Hillman


                              By: /s/ C.G. Grefenstette
                                 -------------------------------
                                    C.G. Grefenstette, Trustee


                              By: /s/ Thomas G. Bigley
                                 -------------------------------
                                    Thomas G. Bigley, Trustee


                              C.G. Grefenstette and
                              Thomas G. Bigley, Trustees Under
                              Agreement of Trust Dated 8/26/68
                              For Henry Lea Hillman, Jr.


                              By: /s/ C.G. Grefenstette
                                 -------------------------------
                                    C.G. Grefenstette, Trustee


                              By: /s/ Thomas G. Bigley
                                 -------------------------------
                                    Thomas G. Bigley, Trustee

                              C.G. Grefenstette and
                              Thomas G. Bigley, Trustees Under
                              Agreement of Trust Dated 8/26/68
                              For Juliet Lea Hillman Simonds


                              By: /s/ C.G. Grefenstette
                                 -------------------------------
                                    C.G. Grefenstette, Trustee


                              By: /s/ Thomas G. Bigley
                                 -------------------------------
                                    Thomas G. Bigley, Trustee


                              Henry L. Hillman, Elsie Hilliard
                              Hillman and C.G. Grefenstette,
                              Trustees of the Henry L. Hillman
                              Trust U/A dated November 18, 1985


                              By: /s/ Henry L. Hillman
                                 -------------------------------
                                    Henry L. Hillman, Trustee


                              By: /s/ Elsie Hilliard Hillman
                                 -------------------------------
                                    Elsie Hilliard Hillman, Trustee


                              By: /s/ C.G. Grefenstette
                                 -------------------------------
                                    C.G. Grefenstette, Trustee


                              HCC Investments, Inc.


                              By: /s/ Andrew H. McQuarrie
                                 -------------------------------


                              /s/ Robert C. Blanks
                              ----------------------------------
                              Robert C. Blanks

                              /s/ David P. Rosenbaum
                              ----------------------------------
                              Dr. David P. Rosenbaum


                              Reverse Transport Licensing and Consulting, Inc.


                              By: /s/ Kevin Jon Williams
                                 -------------------------------



                         ROCK HILL VENTURES, INC., as Talaria Stockholder Representative


                         By: /s/ Charles G. Hadley
                            ------------------------------------


                         SILLS CUMMIS RADIN TISHCMAN EPSTEIN & GROSS, P.A., as Escrow Agent


                         By: /s/ Ira A. Rosenberg
                            ------------------------------------

                                  Schedule 1
                                  ----------


I.  Issuance of Shares at the Effective Time of the Merger:


                               Shares To Be  Escrowed
Name of Talaria Stockholder     Delivered      Shares    Total
-----------------------------  ------------   --------   ------

[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
[****]                           [****]        [****]    [****]
                                 ------        ------    ------
                                 [****]        [****]    [****]

II.  Consideration To Be Paid After the Effective Time:

                      Percent of
Name                Consideration
----                -------------

[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
[****]                [****]%
                    ---------
                    100.0000%

________________________
1. If any consideration is paid in a combination of cash and shares, the cash and shares shall be allocable pro rata to each Talaria Stockholder.

2. The shares are to be issued in the names of the respective Talaria Stockholders as shown in this Schedule.

3. All consideration payable to the Talaria Stockholders shall be delivered to Rock Hill Ventures, Inc. (attention: Charles G. Hadley) as the Talaria Stockholder Representative.



September 21, 2000

                                   Schedule 2
                                   ----------

I.    Holders of Common Stock
-----------------------------

[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares


II.  Holders of Series B Convertible Preferred Stock
----------------------------------------------------

[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares
[****]                  [****] shares